SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2013

Crown Alliance Capital Limited
(Exact name of registrant as specified in its charter)

Nevada	333-169346	27-2089124
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2985 Drew Road, Suite 217 Mississauga ON	L4T OA4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 604-8877

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 – Other Events

Item 8.01 Other Events

Our Annual Report on Form 10-K filed September 27, 2012 contained an error in the beneficial ownership table set forth under Item 12, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” The share total given for our President, CEO, and sole Director, Lorraine Fusco, failed to account for a 17.85715 for 1 forward split effected February 20, 2012. In addition, subsequent to the filing of the Annual Report, we effected a 5 for 1 forward split of our common stock on April 2, 2013.

The following table sets forth, as of May 15, 2013, the current beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group, based on a total of 210,703,620 shares of common stock issued and outstanding as of May 15, 2013:

Title of class	Name and address of beneficial owner	Amount of beneficial ownership(1)	Percent of class
Common	Lorraine Fusco 72 Thomson Creek Blvd. Woodbridge, ON L4H 1B7	30,000,010	14.24%
	All Officers and Directors as a Group (one person)	30,000,010	14.24%

	Other 5% owners
	None

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crown Alliance Capital Limited

/s/ Lorraine Fusco

Lorraine Fusco

President, Chief Executive Officer

Date: May 15, 2013

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